UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2013

Commission File No.	Exact Name of Registrant as Specified in its Charter and Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	The Laclede Group, Inc. 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504
1-1822	Laclede Gas Company 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	43-0368139

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 24, 2013, The Laclede Group, Inc. (“Laclede”) issued a news release announcing the early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (“HSR”) in connection with Laclede's acquisition, through two wholly-owned subsidiaries, from Southern Union Company (“SUG”) of substantially all of the assets and liabilities of Missouri Gas Energy (“MGE”) and New England Gas Company (“NEG”).

Item 8.01	Other Events.

On January 22, 2013, Laclede and Laclede Gas Company (“Laclede Gas”) received confirmation of the early termination of the waiting period under HSR. This termination satisfies one of the closing conditions for the Purchase and Sale Agreements, dated as of December 14, 2012, entered into by Laclede Gas (by way of an assignment and assumption agreement) and Plaza Massachusetts Acquisition, Inc. (and each guaranteed by Laclede), to acquire from SUG substantially all of the assets and liabilities of MGE and NEG, respectively.

Item 9.01	Financial Statements and exhibits.
(d)     Exhibits.

Number	Exhibit

99.1	Release dated January 24, 2013

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

LACLEDE GAS COMPANY
Date: January 24, 2013	By:	/s/ S. L. Lindsey
Name: S. L. Lindsey Title: President

THE LACLEDE GROUP, INC.
Date: January 24, 2013	By:	/s/ S. Sitherwood
Name: S. Sitherwood Title: President and Chief Executive Officer

Exhibit Index

Number	Exhibit

99.1	Release dated January 24, 2013.